UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2005
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 19, 2005, Fitch, Inc. ("Fitch") took, among other actions, the following actions with regard to the credit ratings assigned to Ford Motor Company ("Ford") and to Ford Motor Credit Company ("Ford Credit"):

•	Lowered Ford's and Ford Credit's long-term debt ratings to BB+ from BBB-, and lowered Ford's and Ford Credit's short-term debt rating to B from F2; and

•	Maintained a Negative outlook for Ford and Ford Credit.

On January 5, 2006, Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc. ("S&P"), took, among other actions, the following actions with regard to the credit ratings assigned to Ford and Ford Credit:

•	Lowered Ford's and Ford Credit's long-term debt ratings to BB- from BB+, and lowered Ford's and Ford Credit's short-term debt ratings to B-2 from B-1;

•	Removed Ford and Ford Credit from CreditWatch; and

•	Maintained a Negative outlook for Ford and Ford Credit.

Accordingly, the following chart summarizes the present credit ratings and outlook for Ford and Ford Credit assigned by the four nationally recognized statistical rating organizations that rate Ford's and Ford Credit's debt:

	DBRS			Fitch			Moody's			S&P
	Long- Term	Short- Term	Trend	Long-Term	Short-Term	Outlook	Long-Term	Short-Term	Outlook	Long-Term	Short-Term	Outlook
Ford	BB (high)*	R-3 (high)*	Negative	BB+	B	Negative	Ba1**	N/A	Negative	BB-	B-2	Negative
Ford Credit	BBB (low)*	R-2 (low)*	Negative	BB+	B	Negative	Baa3**	P-3**	Negative	BB-	B-2	Negative
__________
*    Placed under review with negative implications on December 16, 2005
**  Placed under review for possible downgrade on November 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY
(Registrant)

Date: January 6, 2006	By:	/s/C. M. MacGillivray
C. M. MacGillivray
Assistant Secretary